SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING  10/31/2006
FILE NUMBER 811-05426
SERIES NO.: 18


74U.  1  Number of shares outstanding (000's Omitted)
         Class A                                                     12,021
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                      1,338
         Class C                                                      2,709
         Class R                                                        172
         Institutional Class                                          1,814


74V.  1  Net asset value per share (to nearest cent)
         Class A                                                     $16.07
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                     $15.75
         Class C                                                     $15.74
         Class R                                                     $15.98
         Institutional Class                                         $16.26